Exhibit 16.1

October 14, 2008

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE:   Money 4 Gold Holding, Inc.

File Ref. No.  000-50494

We have read the statements of Money 4 Gold Holding, Inc. F/K/A Effective Profitable Software, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated October 8, 2008 and agree with such statements as they pertain to our firm.

Regards,

/s/WEBB & COMPANY, P.A

WEBB & COMPANY, P.A.
Certified Public Accountants